UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 30, 2006

Genesee & Wyoming Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31456	06-0984624
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

66 Field Point Road, Greenwich, Connecticut		06830
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	203-629-3722

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

EQUITY COMPENSATION FOR EXECUTIVE OFFICERS

On May 30, 2006, the Compensation Committee (the "Committee") of the Board of Directors ("Board") of Genesee & Wyoming Inc. (the "Company") made several equity grants to executive officers, which were disclosed in Form 4 filings made by or on behalf of such executive officers. These equity grants were made pursuant to award notices that are consistent with award notices previously filed as exhibits with the Securities and Exchange Commission.

DIRECTOR COMPENSATION.

On May 31, 2006, the Board approved and adopted the following director compensation arrangements, to take effect immediately and to remain in place until amended or modified.

Director Cash Compensation. Each non-employee director will receive an annual cash retainer fee of $20,000 per year, with an additional fee of $2,000 for each Board meeting the director attends in person and $400 for each Board meeting the director attends telephonically. Directors who serve on a Board committee will receive a $1,000 fee for each committee meeting they attend in person and a $400 fee for each meeting they attend telephonically. In addition, the Chairman of the Audit Committee will receive an additional annual fee of $10,000, and the Chairman of the Governance Committee and the Chairman of the Compensation Committee will each receive an additional annual fee of $5,000. These fees are to be paid quarterly.

Director Equity Compensation. Under the terms of the Company’s 2004 Omnibus Incentive Plan, non-employee directors will receive annual grants of restricted stock with a value equal to approximately $40,000 for each year of their three year terms, which based on the average stock price for the prior 12 months, is equal to 1,644 shares of restricted stock for the 2006-2007 year. For directors in the first year of their term, the annual grant of restricted stock will vest in three equal installments on the dates of each of the next three annual meetings of stockholders. For directors in the second year of their term, one-half of the annual grant of restricted stock will vest on the date of each of the next two annual meetings of stockholders. For directors in the final year of their term, the entire amount of the annual grant of restricted stock will vest on the date of the following year’s annual meeting of stockholders. These grants will be made pursuant to award notices that are consistent with the forms of award notices previously filed as exhibits with the Securities and Exchange Commission.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 1, 2006, the Company issued a press release announcing the results of the voting at the 2006 Annual Meeting of Stockholders, the election of Mr. Hellmann as a director and the resignation of Mr. Louis Fuller from the Board. A copy of the press release is filed with this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

NEW DIRECTORS

On May 31, 2006, at the 2006 Annual Meeting of Stockholders, the Company’s stockholders elected David C. Hurley, Peter O. Scannell, and Hon M. Douglas Young, P.C. as directors, each to serve a three-year term expiring at the 2009 Annual Meeting of Stockholders.

In addition, the Board of the Company elected John C. Hellmann, the Company’s President, to serve as a director. Mr. Hellmann will stand for reelection by the stockholders at the Company's 2007 Annual Meeting of Stockholders.

RESIGNATION OF DIRECTOR

Effective May 31, 2006, Mr. Louis Fuller submitted his letter of resignation from the Board, which was accepted. There were no disagreements between Mr. Fuller and the Company regarding the Company's operations, policies or practices. The Board expressed its sincere appreciation for Mr. Fuller's excellent contributions during his 32 year tenure as a director of the Company.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

The following exhibits are filed or furnished herewith:

Exhibit No. Description
99.1 - Press Release, dated June 1, 2006 announcing the results of the 2006 Annual Meeting of Stockholders and the appointment of John C. Hellmann to the Board

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genesee & Wyoming Inc.

June 2, 2006	By:	/s/ Adam B. Frankel

Name: Adam B. Frankel
Title: Senior Vice President, General Counsel & Corporate Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated June 1, 2006, Announcing Stockholders Approve Resolutions at Annual Meeting and John C. Hellmann Elected to Board of Directors